Exhibit 10.38
Amendment to
Employment Agreement

This Amendment is made effective as of November 2, 2009 by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and Carol Campbell (hereinafter “Employee”)

WITNESSETH:

WHEREAS, Employer and Employee are party to an Employment Agreement dated as of December 15, 2008 (the “Employment Agreement”);

WHEREAS, Employer has promoted Employee to a new position and adjusted Employee’s compensation to reflect his new role;

WHEREAS, the parties wish to memorialize these action by amending the Employment Agreement accordingly;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that the Employment Agreement is amended as provided herein.

1.
Section 1.2 of the Employment Agreement is amended to replace the title “Vice President, Human Resources” with the title “Executive Vice President, Human Resources” and to replace the title of Employee’s supervisor from “President” to “Chief Executive Officer”.

2.	Section 2.1 of the Employment Agreement is amended to replace the stated Base Salary of “$230,420” with “$285,000”.

3.	Section 2.2 of the Employment Agreement is amended to replace the annual bonus eligibility percentage from “fifty percent (50%)” to “sixty percent (60%)”

4.	Except as amended above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Robert J. Gillette Robert J. Gillette Chief Executive Officer	/s/ Carol Campbell Carol Campbell

Date: 2-10-10